                                                                 Exhibit (m) (i)
                             FOUNTAIN SQUARE FUNDS
                                RULE 12b-1 PLAN

     This Rule 12b-1 Plan ("Plan") is adopted as of December 1, 1995, by the Board of Trustees of FOUNTAIN SQUARE FUNDS (the "Trust"), a Massachusetts business trust, with respect to certain classes of shares ("Classes") of the portfolios of the Trust (the "Funds") set forth in exhibits hereto.

     1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act"), so as to allow the Trust to make payments as contemplated herein, in conjunction with the distribution of Classes of the Funds' shares (the "Shares").

     2. This Plan is designed to finance activities of BISYS Fund Services Limited Partnership ("BISYS") principally intended to result in the sale of Shares to include: (a) providing incentives to broker/dealers ("Brokers") to sell Shares and to provide administrative support services to the Funds and their shareholders; (b) compensating other participating financial institutions and other persons ("Participating Organizations") for providing distribution assistance and support services to the Funds and their shareholders; (c) paying for the costs incurred in conjunction with advertising and marketing of Shares to include expenses of preparing, printing and distributing prospectuses and sales literature to prospective shareholder, Brokers or Participating Organizations; and (d) other costs incurred in the implementation and operation of the Plan. In compensation for services provided pursuant to this Plan, BISYS will be paid a fee in respect of the applicable Classes set forth in the applicable exhibit.

     3. Any payment to BISYS in accordance with this Plan will be made pursuant to the "Distribution Agreement" entered into by the Trust and BISYS. Any payments made by BISYS to Brokers and Participating Organizations with funds received as compensation under this Plan will be made pursuant to the "Rule 12b-1 Agreement" entered into by BISYS and the Broker or Participating Organizations.

     4. BISYS has the right (i) to select, in its sole discretion, the Brokers and Participating Organizations to participate in the Plan and (ii) to terminate without cause and in its sole discretion any Rule 12b-1 Agreement.

     5. Quarterly in each year that this Plan remains in effect, BISYS shall prepare and furnish to the Board of Trustees of the Trust, and the Board of Trustees shall review, a written report of the amounts expended under the Plan and the purpose for which such expenditures were made.

     6. This Plan shall become effective with respect to each Class (i) after approval by majority votes of: (a) the Trust's Board of Trustees; (b) the Disinterested Trustees of the Trust, cast in person at a meeting called for the purpose of voting on the Plan; and (c) the outstanding voting securities of the particular Class, as defined in Section 2(a)(42) of the Act and (ii) upon execution of an exhibit adopting this Plan with respect to such Class.

     7. This Plan shall remain in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial year of this Plan for the period of one year from the date set forth above and may be continued thereafter if this Plan is approved with respect to each Class at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Plan. If this Plan is adopted with respect to a Class after the first annual approval by the Trustees as described above, this Plan will be effective as to that Class upon execution of the applicable exhibit pursuant to the provisions of paragraph 6(ii) above and will continue in effect until the next annual approval of this Plan by the Trustees and thereafter for successive periods of one year subject to approval as described above.

     8. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on it.

     9. This Plan may not be amended in order to increase materially the costs which the Classes may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of the Classes as defined in Section 2(a)(42) of the Act.

     10. This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Disinterested Trustees; or (b) a vote of a majority of the outstanding voting securities of the particular Class as defined in Section 2(a)(42) of the Act; or (c) by BISYS on 60 days notice to the particular Trust.

     11. While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees then in office.

     12. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 10 herein.

     13. This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

Adopted:  December 1, 1995

                                                        Dated:  December 1, 1995
                                                   Last Amended:  March 15, 2000

                                   EXHIBIT A
                                      to
                               FIFTH THIRD FUNDS

                                RULE 12b-1 PLAN


                              Investment A Shares
                              -------------------

     The Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Investment A Shares of the Series of the Trust set forth below (the "Applicable Funds"):

                      Fifth Third Prime Money Market Fund
                   Fifth Third Government Money Market Fund
                  Fifth Third U.S. Government Securities Fund
                         Fifth Third Quality Bond Fund
                        Fifth Third Quality Growth Fund
                           Fifth Third Mid Cap Fund
                           Fifth Third Balanced Fund
                      Fifth Third Ohio Tax Free Bond Fund
                     Fifth Third International Equity Fund
                        Fifth Third Equity Income Fund
                       Fifth Third Bond Fund For Income
                        Fifth Third Municipal Bond Fund
                           Fifth Third Pinnacle Fund
                           Fifth Third Cardinal Fund
                   Fifth Third Tax Exempt Money Market Fund
                 Fifth Third Ohio Tax Exempt Money Market Fund
                          Fifth Third Technology Fund

     In compensation for the services provided pursuant to this Plan, BISYS Fund Services Limited Partnership will be paid a monthly fee computed at the annual rate of up to 0.25% of the average aggregate net asset value of the Investment A Shares of each Applicable Fund held during the month.

                                    FIFTH THIRD FUNDS

                                    By: /s/ Jeffrey Cusick
                                        Jeffrey Cusick, Vice President

                                                        Dated:  December 1, 1995
                                                   Last Amended:  March 15, 2000

                                   EXHIBIT B
                                      to
                               FIFTH THIRD FUNDS

                                RULE 12b-1 PLAN


                              Investment C Shares
                              -------------------

     The Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Investment C Shares of the Series of the Trust set forth below (the "Applicable Funds"):

                  Fifth Third U.S. Government Securities Fund
                         Fifth Third Quality Bond Fund
                        Fifth Third Quality Growth Fund
                           Fifth Third Mid Cap Fund
                           Fifth Third Balanced Fund
                      Fifth Third Ohio Tax Free Bond Fund
                     Fifth Third International Equity Fund
                        Fifth Third Equity Income Fund
                       Fifth Third Bond Fund For Income
                        Fifth Third Municipal Bond Fund
                           Fifth Third Pinnacle Fund
                           Fifth Third Cardinal Fund
                          Fifth Third Technology Fund

     In compensation for the services provided pursuant to this Plan, BISYS Fund Services Limited Partnership will be paid a monthly fee computed at the annual rate of 0.75% of the average aggregate net asset value of the Investment C Shares of each Applicable Fund held during the month.

                                    FIFTH THIRD FUNDS

                                    By: /s/ Jeffrey Cusick
                                    Jeffrey Cusick, Vice President